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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 29, 2002

               Mark Holdings, Inc. (formerly Mark Solutions, Inc.)
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                0-17118                            11-2864481
       (Commission File Number)       (I.R.S. Employer Identification No.)

                     1135 Clifton Avenue, Clifton, NJ 07013
              (Address and zip code of principal executive offices)

                                  973-773-8100
                         (Registrant's telephone Number)

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                ITEM 5. Other Event and Regulation FD Disclosure

During Fiscal 2001 we entered into discussions with Globalitronix, Inc. ("Globalitronix"), a privately held Company, concerning a possible merge of that Company with us. Global is an Internet application service provider which licenses software to enable companies and brokerages to perform registered public offerings over the Internet. The software includes a Dutch Auction procedure. Our management concluded that Globalitronix afforded a great deal of potential and in order to position ourselves we negotiated a first right of refusal for a merger. In exchange for the first right of refusal, we loaned Globalitronix $330,000 payable in installments with accrued interest of 8% with the first installment of $100,000 due on July 1, 2002; $100,000 due on August 6, 2002; $50,000 due on October 1, 2002 and $80,000 due on December 10, 2002. Our
Board of Directors subsequently determined that in view of Globalitronix's limited business history and limited revenues, they concluded that the terms of the merger were not in the Company's best interests at that time.

As a result of current market conditions, Globalitronix was not able to pay the July installment and has requested an extension of time until October 1, 2002 to pay both the July and August installments. Globalitronix also requested that payment on the other installments be extended an additional two months from their original due dates.

While we believe we will be repaid the outstanding loans, we have established a reserve of $352,277 representing the full amount of the outstanding debt together with the accrued interest as of June 30, 2002. This reserve will be reflected in our annual report on Form 10-K for the year ending June 30, 2002.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      Mark Holdings, Inc.
                                            (Registrant)

                                      By: s/ Carl Coppola
                                         ----------------------------------
                                            Carl Coppola, President


DATED: August 2, 2002


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